                                                                   Exhibit 4.5

                            EXCHANGE AGENCY AGREEMENT


                           THE WILLIAM CARTER COMPANY
                                 The Proscenium
                            1170 Peachtree Street NE
                                    Suite 900
                                Atlanta, GA 30309


                                                              __________, 2001

State Street Bank And Trust Company
2 Avenue de Lafayette, 6th Floor
Boston, MA  02111

Ladies and Gentlemen:

         The William Carter Company, a Massachusetts corporation (the "Company"), proposes to make an offer (the "Exchange Offer") to exchange up to $175,000,000 aggregate principal amount of its 10.875% Series B Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 10.875% Senior Subordinated Notes due 2011 (the "Outstanding Notes"), of which $175,000,000 aggregate principal amount is outstanding. The terms and conditions of the Exchange Offer as currently contemplated are set forth in a prospectus, dated __________, 2001 (the "Prospectus"), a copy of which is attached to this Agreement as ATTACHMENT A and is a part of this Agreement, proposed to be distributed to all record holders of the Outstanding Notes. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Prospectus.

         The Company hereby appoints State Street Bank and Trust Company to act as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. References hereinafter to "you" shall refer to State Street Bank and Trust Company. State Street Bank and Trust Company hereby accepts the appointment as Exchange Agent and shall perform the duties and services of the Exchange Agent described herein on the terms and conditions contained in this Agreement.

         The Exchange Offer is expected to be commenced by the Company on or about [__________], 2001 (the "Commencement Date"). The Letter of Transmittal accompanying the Prospectus is to be used by the holders of the Outstanding Notes to accept the Exchange Offer and contains instructions with respect to the Exchange Offer.

         The Exchange Offer shall expire at 5:00 p.m., New York City time, on [________], 2001 or on such later date or time to which the Company may extend the Exchange Offer (the "Expiration Date"). Subject to the terms and conditions set forth in the Prospectus, the Company expressly reserves the right to extend the Exchange Offer from time to time and may extend the Exchange Offer by giving oral (promptly confirmed in writing) or written

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notice to you no later than 6:00 p.m., New York City time, on the next business day after the previously scheduled Expiration Date.

         The Company expressly reserves the right to amend or terminate the Exchange Offer and not to accept for exchange any Outstanding Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified in the Prospectus under the caption "The Exchange Offer- Conditions of the Exchange Offer." The Company will give oral (promptly confirmed in writing) or written notice of any amendment, termination or nonacceptance to you as promptly as practicable.

         In carrying out your duties as Exchange Agent, you are to act in accordance with the following instructions:

YOU WILL PERFORM SUCH DUTIES AND ONLY SUCH DUTIES AS ARE SET FORTH IN THE PROSPECTUS OR HEREIN, AND SUCH DUTIES THAT ARE NECESSARILY INCIDENTAL THERETO IN GOOD FAITH.

YOU WILL ESTABLISH AN ACCOUNT WITH RESPECT TO THE OUTSTANDING NOTES AT THE DEPOSITORY TRUST COMPANY (THE "BOOK-ENTRY TRANSFER FACILITY") FOR PURPOSES OF THE EXCHANGE OFFER AS SOON AS PRACTICABLE, BUT IN NO EVENT LATER THAN TWO BUSINESS DAYS, AFTER THE COMMENCEMENT DATE.

YOU ARE TO EXAMINE EACH OF THE LETTERS OF TRANSMITTAL, CERTIFICATES FOR THE OUTSTANDING NOTES AND CONFIRMATIONS OF BOOK-ENTRY TRANSFERS INTO YOUR ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND ANY AGENT'S MESSAGE OR OTHER DOCUMENTS RECEIVED BY YOU BY OR FOR HOLDERS OF THE OUTSTANDING NOTES TO ASCERTAIN WHETHER:
(I) THE LETTERS OF TRANSMITTAL AND ANY SUCH OTHER DOCUMENTS ARE DULY EXECUTED AND PROPERLY COMPLETED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH THEREIN AND
(II) THE OUTSTANDING NOTES HAVE OTHERWISE BEEN PROPERLY TENDERED. IN EACH CASE WHERE YOU REASONABLY DETERMINE THAT THE LETTER OF TRANSMITTAL OR ANY OTHER DOCUMENT HAS BEEN IMPROPERLY COMPLETED OR EXECUTED OR ANY OF THE CERTIFICATES FOR OUTSTANDING NOTES ARE NOT IN PROPER FORM FOR TRANSFER OR SOME OTHER IRREGULARITY IN CONNECTION WITH THE TENDER OF THE OUTSTANDING NOTES YOU WILL PROMPTLY NOTIFY THE COMPANY OF THE EXISTENCE OF THE IRREGULARITY. AFTER CONSULTATION WITH AND UPON INSTRUCTION OF THE COMPANY (SUCH APPROVAL, IF GIVEN ORALLY, TO BE CONFIRMED PROMPTLY IN WRITING), YOU WILL PROMPTLY NOTIFY THE EXCHANGING HOLDER OR THE BOOK-ENTRY TRANSFER FACILITY OF THE EXISTENCE OF THE IRREGULARITY, THE NEED FOR FULFILLMENT OF ALL REQUIREMENTS AND WHAT ACTION IS NECESSARY TO SATISFY THESE REQUIREMENTS.

THE COMPANY SHALL HAVE THE ABSOLUTE RIGHT TO (I) DETERMINE WHETHER ANY TENDER OF OUTSTANDING NOTES IS VALID; (II) REJECT ANY OUTSTANDING NOTES NOT PROPERLY TENDERED OR IF IN THE OPINION OF COUNSEL FOR THE COMPANY THE COMPANY'S ACCEPTANCE OF THE TENDER OF OUTSTANDING NOTES WOULD BE UNLAWFUL; OR (III) WAIVE ANY DEFECTS, IRREGULARITIES OR CONDITIONS OF TENDER AS TO PARTICULAR OUTSTANDING NOTES. THE INTERPRETATIONS BY THE COMPANY OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER, EACH SUBMITTED LETTER OF TRANSMITTAL, EACH SUBMITTED NOTICE OF GUARANTEED DELIVERY AND EACH OTHER DOCUMENT OR INSTRUMENT SUBMITTED TO IT IN CONNECTION WITH THE EXCHANGE OFFER (INCLUDING, WITHOUT LIMITATION, THE DETERMINATION OF WHETHER ANY TENDER OF OUTSTANDING NOTES IS VALID) SHALL BE FINAL AND BINDING. WITH THE APPROVAL OF EITHER (A) THE CHIEF EXECUTIVE OFFICER AND PRESIDENT OR (B) ANY VICE PRESIDENT OF THE COMPANY (SUCH APPROVAL, IF GIVEN ORALLY, TO BE

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CONFIRMED PROMPTLY IN WRITING), YOU ARE AUTHORIZED TO WAIVE ANY IRREGULARITIES
IN CONNECTION WITH ANY TENDER OF OUTSTANDING NOTES PURSUANT TO THE EXCHANGE
OFFER.

TENDERS OF OUTSTANDING NOTES MAY BE MADE ONLY AS SET FORTH IN THE SECTION OF THE PROSPECTUS CAPTIONED "THE EXCHANGE OFFER- PROCEDURES FOR TENDERING" OR IN THE LETTER OF TRANSMITTAL, AND OUTSTANDING NOTES SHALL BE CONSIDERED PROPERLY TENDERED TO YOU ONLY WHEN TENDERED IN ACCORDANCE WITH THE PROCEDURES SET FORTH THEREIN. NOTWITHSTANDING THE PROVISIONS OF THIS PARAGRAPH 6, OUTSTANDING NOTES THAT THE COMPANY OR ANY OTHER PARTY DESIGNATED BY THE COMPANY IN WRITING SHALL APPROVE AS HAVING BEEN PROPERLY TENDERED SHALL BE CONSIDERED TO BE PROPERLY TENDERED (SUCH APPROVAL, IF GIVEN ORALLY, SHALL BE PROMPTLY CONFIRMED IN WRITING).

YOU SHALL ADVISE THE COMPANY WITH RESPECT TO ANY OUTSTANDING NOTES DELIVERED SUBSEQUENT TO THE EXPIRATION DATE AND ACCEPT ITS INSTRUCTIONS WITH RESPECT TO THE DISPOSITION OF SUCH OUTSTANDING NOTES.

YOU SHALL ACCEPT TENDERS:

     o in cases where the Outstanding Notes are registered in two or more names only if signed by all named holders;

     o in cases where the signing person (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity only when proper evidence of his or her authority to so act is submitted; and

     o from persons other than the registered holder of Outstanding Notes provided that customary transfer requirements, including any applicable transfer taxes, are fulfilled.

You shall accept partial tenders of Outstanding Notes where so indicated and as permitted in the Letter of Transmittal and deliver certificates for Outstanding Notes to the transfer agent for split-up and return any untendered Outstanding Notes to the holder (or to such other person as may be designated in the Letter of Transmittal) as promptly as practicable after expiration or termination of the Exchange Offer.

UPON SATISFACTION OR WAIVER OF ALL OF THE CONDITIONS TO THE EXCHANGE OFFER, THE COMPANY WILL NOTIFY YOU (SUCH NOTICE, IF GIVEN ORALLY, SHALL BE PROMPTLY CONFIRMED IN WRITING) OF THE COMPANY'S ACCEPTANCE, PROMPTLY AFTER THE EXPIRATION DATE, OF ALL OUTSTANDING NOTES PROPERLY TENDERED, AND YOU, ON BEHALF OF THE COMPANY, WILL EXCHANGE SUCH OUTSTANDING NOTES FOR EXCHANGE NOTES AND CAUSE SUCH OUTSTANDING NOTES TO BE CANCELED. DELIVERY OF EXCHANGE NOTES WILL BE MADE ON BEHALF OF THE COMPANY BY YOU AT THE RATE OF $1,000 PRINCIPAL AMOUNT OF EXCHANGE NOTES FOR EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING NOTES TENDERED PROMPTLY AFTER NOTICE (SUCH NOTICE, IF GIVEN ORALLY, SHALL BE PROMPTLY CONFIRMED IN WRITING) OF ACCEPTANCE OF SAID OUTSTANDING NOTES BY THE COMPANY; PROVIDED, HOWEVER, THAT IN ALL CASES, OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER WILL BE EXCHANGED ONLY AFTER TIMELY RECEIPT BY YOU OF CERTIFICATES FOR SUCH OUTSTANDING NOTES (OR CONFIRMATION OF BOOK-ENTRY TRANSFER INTO YOUR ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY), A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) WITH ANY REQUIRED SIGNATURE GUARANTEES (OR AGENT'S MESSAGE IN LIEU THEREOF) AND

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ANY OTHER REQUIRED DOCUMENT. YOU SHALL ISSUE EXCHANGE NOTES ONLY IN
DENOMINATIONS OF $1,000 OR ANY INTEGRAL MULTIPLE THEREOF.

TENDERS PURSUANT TO THE EXCHANGE OFFER ARE IRREVOCABLE, EXCEPT THAT, SUBJECT TO THE TERMS AND UPON THE CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.

THE COMPANY SHALL NOT BE REQUIRED TO EXCHANGE ANY OUTSTANDING NOTES TENDERED IF ANY OF THE CONDITIONS SET FORTH IN THE EXCHANGE OFFER ARE NOT MET. NOTICE OF ANY DECISION BY THE COMPANY NOT TO EXCHANGE ANY OUTSTANDING NOTES TENDERED SHALL BE GIVEN (SUCH NOTICE, IF GIVEN ORALLY, SHALL BE PROMPTLY CONFIRMED IN WRITING) BY THE COMPANY TO YOU.

IF, PURSUANT TO THE EXCHANGE OFFER, THE COMPANY DOES NOT ACCEPT FOR EXCHANGE ALL OR PART OF THE OUTSTANDING NOTES TENDERED BECAUSE OF AN INVALID TENDER, THE OCCURRENCE OF CERTAIN OTHER EVENTS SET FORTH IN THE PROSPECTUS UNDER THE CAPTION "THE EXCHANGE OFFER- CONDITIONS OF THE EXCHANGE OFFER" OR OTHERWISE, YOU SHALL AS SOON AS PRACTICABLE AFTER THE EXPIRATION OR TERMINATION OF THE EXCHANGE OFFER RETURN THOSE CERTIFICATES FOR UNACCEPTED OUTSTANDING NOTES (OR EFFECT THE APPROPRIATE BOOK-ENTRY TRANSFER OF THE UNACCEPTED OUTSTANDING NOTES), AND RETURN ANY RELATED REQUIRED DOCUMENTS AND THE LETTERS OF TRANSMITTAL RELATING THERETO THAT ARE IN YOUR POSSESSION, TO THE PERSONS WHO DEPOSITED THEM.

ALL CERTIFICATES FOR REISSUED OUTSTANDING NOTES OR FOR UNACCEPTED OUTSTANDING NOTES SHALL BE FORWARDED BY (A) FIRST-CLASS MAIL, RETURN RECEIPT REQUESTED, UNDER A BLANKET SURETY BOND PROTECTING YOU AND THE COMPANY FROM LOSS OR LIABILITY ARISING OUT OF THE NON-RECEIPT OR NON-DELIVERY OF SUCH CERTIFICATES OR
(B) BY REGISTERED MAIL INSURED SEPARATELY FOR THE REPLACEMENT VALUE OF SUCH CERTIFICATES.

YOU ARE NOT AUTHORIZED TO PAY OR OFFER TO PAY ANY CONCESSIONS, COMMISSIONS OR SOLICITATION FEES TO ANY BROKER, DEALER, BANK OR OTHER PERSONS OR TO ENGAGE OR UTILIZE ANY PERSON TO SOLICIT TENDERS.

AS EXCHANGE AGENT HEREUNDER YOU:

     o will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of Outstanding Notes, and will not be required to and will make no representation as to the validity, value or genuineness of the Exchange Offer;

     o shall not be obligated to take any action hereunder which might in your good faith judgment involve any expense or liability, unless you shall have been furnished with satisfactory indemnity;

     o shall not be liable to the Company for any action taken or omitted by you, or any action suffered by you to be taken or omitted, without gross negligence, misconduct or bad faith on your part, by reason of or as a result of the administration of your duties hereunder in accordance with the terms and conditions of this Agreement or by reason of your compliance with the instructions set forth herein or with any written or oral instructions delivered to you pursuant hereto, and may

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         conclusively rely on and shall be fully protected in acting in good faith in reliance upon any certificate, instrument, opinion, notice, letter, facsimile or other document or security delivered to you and reasonably believed by you to be genuine and to have been signed by the proper party or parties;

     o may reasonably act upon any tender, statement, request, comment, agreement or other instrument whatsoever not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which you shall in good faith reasonably believe to be genuine or to have been signed or represented by a proper person or persons;

     o may conclusively rely on and shall be fully protected in acting upon written or oral instructions from any officer of the Company with respect to the Exchange Offer;

     o shall not advise any person tendering Outstanding Notes pursuant to the Exchange Offer as to the wisdom of making such tender or as to the market value or decline or appreciation in market value of any Outstanding Notes; and

     o may consult with counsel, which may be counsel for the Company, Ropes & Gray, with respect to any questions relating to your duties and responsibilities and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel.

You shall take such action as may from time to time be requested by the Company or Ropes & Gray (and such other action as you may reasonably deem appropriate) to furnish copies of the Prospectus, Letter of Transmittal and the Notice of Guaranteed Delivery, or such other forms as may be approved from time to time by the Company, to all persons requesting such documents and to accept and comply with telephone requests for information relating to the Exchange Offer, provided that such information shall relate only to the procedures for accepting (or withdrawing from) the Exchange Offer. The Company will furnish you with sufficient copies of such documents to complete the initial mailing as soon as practicable after the Commencement Date, and thereafter the Company will provide additional copies at your request. All other requests for information relating to the Exchange Offer shall be directed to the Secretary of the Company at The Proscenium, 1170 Peachtree Street NE, Suite 900, Atlanta, GA 30309.

YOU SHALL PROVIDE A REPORT, IN THE FORM ATTACHED HERETO AS ATTACHMENT B, BY E-MAIL OR FACSIMILE TRANSMISSION TO THE COMPANY AND ROPES & GRAY, COUNSEL FOR THE COMPANY, AND SUCH OTHER PERSON OR PERSONS AS THEY MAY REASONABLY REQUEST, WEEKLY, AND DURING THE WEEK IMMEDIATELY PRIOR TO THE EXPIRATION DATE, MORE FREQUENTLY, IF REASONABLY REQUESTED, UP TO AND INCLUDING THE EXPIRATION DATE. YOU SHALL ALSO PROVIDE THE COMPANY OR ANY SUCH OTHER PERSON OR PERSONS AS THE COMPANY MAY REASONABLY REQUEST FROM TIME TO TIME PRIOR TO THE EXPIRATION DATE WITH SUCH OTHER INFORMATION AS THE COMPANY OR SUCH OTHER PERSON MAY REASONABLY REQUEST. IN ADDITION, YOU SHALL GRANT TO THE COMPANY AND SUCH PERSONS AS THE COMPANY MAY REQUEST REASONABLE ACCESS TO THOSE PERSONS ON YOUR STAFF WHO ARE RESPONSIBLE FOR RECEIVING TENDERS, IN ORDER TO ENSURE THAT IMMEDIATELY PRIOR TO THE EXPIRATION DATE, THE COMPANY SHALL HAVE RECEIVED INFORMATION IN SUFFICIENT DETAIL TO ENABLE THEM TO DECIDE WHETHER TO EXTEND THE EXCHANGE OFFER. YOU SHALL PREPARE A LIST OF PERSONS WHO FAILED TO

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TENDER OR WHOSE TENDERS WERE NOT ACCEPTED AND DELIVER THIS LIST TO THE COMPANY
AT LEAST FIVE DAYS PRIOR TO THE EXPIRATION DAY, OR AT SUCH TIMES AS MAY OTHERWISE BE REASONABLY REQUIRED. YOU SHALL ALSO PREPARE A FINAL LIST OF ALL PERSONS WHOSE TENDERS WERE ACCEPTED, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TENDERED AND THE AGGREGATE PRINCIPLE AMOUNT OF OUTSTANDING NOTES ACCEPTED, AND SHALL DELIVER THIS LIST TO THE COMPANY.

ALL LETTERS OF TRANSMITTAL AND NOTICES OF GUARANTEED DELIVERY SHALL BE STAMPED BY YOU AS TO THE DATE AND THE TIME OF RECEIPT THEREOF AND SHALL BE PRESERVED BY YOU FOR A PERIOD OF TIME AT LEAST EQUAL TO THE PERIOD OF TIME YOU PRESERVE OTHER RECORDS PERTAINING TO THE TRANSFER OF SECURITIES. YOU SHALL DISPOSE OF UNUSED LETTERS OF TRANSMITTAL AND OTHER SURPLUS MATERIALS AS DIRECTED BY THE COMPANY.

FOR SERVICES RENDERED AS EXCHANGE AGENT HEREUNDER, THE COMPANY WILL PAY YOU A FEE OF $______, AND YOU SHALL BE ENTITLED TO REIMBURSEMENT OF YOUR OUT OF POCKET EXPENSES, INCLUDING FEES AND EXPENSES OF YOUR ____.

YOU HEREBY ACKNOWLEDGE RECEIPT OF THE PROSPECTUS AND THE LETTER OF TRANSMITTAL ATTACHED HERETO AND FURTHER ACKNOWLEDGE THAT YOU HAVE EXAMINED EACH OF THEM TO THE EXTENT NECESSARY TO PERFORM YOUR OBLIGATIONS HEREUNDER. ANY INCONSISTENCY BETWEEN THIS AGREEMENT, ON THE ONE HAND, AND THE PROSPECTUS AND THE LETTER OF TRANSMITTAL (AS THEY MAY BE AMENDED FROM TIME TO TIME), ON THE OTHER HAND, SHALL BE RESOLVED IN FAVOR OF THE LATTER TWO DOCUMENTS, EXCEPT WITH RESPECT TO THE DUTIES, LIABILITIES AND INDEMNIFICATION OF YOU AS EXCHANGE AGENT, WHICH SHALL BE CONTROLLED BY THIS AGREEMENT.

THE COMPANY AGREES TO INDEMNIFY AND HOLD YOU (AND YOUR OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS) HARMLESS IN YOUR CAPACITY AS EXCHANGE AGENT HEREUNDER AGAINST ANY LIABILITY, COST OR EXPENSE, INCLUDING REASONABLE ATTORNEY'S FEES, ARISING OUT OF OR IN CONNECTION WITH THE ACCEPTANCE OR ADMINISTRATION OF YOUR DUTIES HEREUNDER, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY ACT, OMISSION, DELAY OR REFUSAL MADE BY YOU IN REASONABLE RELIANCE UPON ANY SIGNATURE, ENFORCEMENT, ASSIGNMENT, CERTIFICATE, ORDER, REQUEST, NOTICE, INSTRUCTION OR OTHER INSTRUMENT OR DOCUMENT REASONABLY BELIEVED BY YOU TO BE VALID, GENUINE AND SUFFICIENT AND IN ACCEPTING ANY TENDER OR EFFECTING ANY TRANSFER OF OUTSTANDING NOTES REASONABLY BELIEVED BY YOU IN GOOD FAITH TO BE AUTHORIZED, AND IN DELAYING OR REFUSING IN GOOD FAITH TO ACCEPT ANY TENDERS OR EFFECT ANY TRANSFER OF OUTSTANDING NOTES; PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT BE LIABLE FOR INDEMNIFICATION OR OTHERWISE FOR ANY LOSS, LIABILITY, COST OR EXPENSE TO THE EXTENT ARISING OUT OF YOUR GROSS NEGLIGENCE, WILLFUL BREACH OF THIS AGREEMENT, WILLFUL MISCONDUCT OR BAD FAITH. YOU SHALL NOTIFY THE COMPANY IN WRITING OF ANY ASSERTION OF A CLAIM AGAINST YOU OR OF ANY OTHER ACTION COMMENCED AGAINST YOU, PROMPTLY AFTER YOU SHALL HAVE RECEIVED ANY SUCH WRITTEN ASSERTION OR COMMENCEMENT OF ACTION. THE COMPANY SHALL BE ENTITLED TO PARTICIPATE AT ITS OWN EXPENSE IN THE DEFENSE OF ANY SUCH CLAIM OR OTHER ACTION. YOU SHALL NOT COMPROMISE OR SETTLE ANY SUCH ACTION OR CLAIM WITHOUT THE CONSENT OF THE COMPANY.

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THIS AGREEMENT AND YOUR APPOINTMENT AS EXCHANGE AGENT HEREUNDER SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND SHALL INURE TO THE BENEFIT OF, AND THE OBLIGATIONS CREATED HEREBY SHALL BE BINDING UPON, THE SUCCESSORS AND ASSIGNS OF EACH OF THE PARTIES HERETO.

THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER CONSTITUTE ONE AND THE SAME AGREEMENT.

IN CASE ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID, ILLEGAL OR UNENFORCEABLE, THE VALIDITY, LEGALITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS SHALL NOT IN ANY WAY BE AFFECTED OR IMPAIRED THEREBY.

THIS AGREEMENT SHALL NOT BE DEEMED OR CONSTRUED TO BE MODIFIED, AMENDED, RESCINDED, CANCELED OR WAIVED, IN WHOLE OR IN PART, EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF THE PARTY TO BE CHARGED. THIS AGREEMENT MAY NOT BE MODIFIED ORALLY.

UNLESS OTHERWISE PROVIDED HEREIN, ALL NOTICES, REQUESTS AND OTHER COMMUNICATIONS TO ANY PARTY HEREUNDER SHALL BE IN WRITING (INCLUDING FACSIMILE) AND SHALL BE GIVEN TO SUCH PARTY, ADDRESSED TO IT, AT ITS ADDRESS OR TELECOPY NUMBER SET FORTH BELOW:

         If to the Company, to:

                  The William Carter Company
                  The Proscenium, 1170 Peachtree Street NE
                  Suite 900
                  Atlanta, GA  30309
                  Attention: Michael A. Casey
                  Facsimile: (404) 892-0968

         with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02110
                  Attention:  Joel F. Freedman, Esq.
                  Facsimile:  (617) 951-7050

         If to the Exchange Agent, to:

                  State Street Bank and Trust Company
                  Corporate Trust Department
                  2 Avenue de Lafayette, 6th Floor
                  Boston, MA  02111
                  Attention: Exchange Department/Sandra Wong
                  Facsimile: (617) 662-1452

UNLESS TERMINATED EARLIER BY THE PARTIES HERETO, THIS AGREEMENT SHALL TERMINATE 90 DAYS FOLLOWING THE EXPIRATION DATE. NOTWITHSTANDING THE FOREGOING, PARAGRAPHS 18 AND 20 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. EXCEPT AS PROVIDED IN PARAGRAPH 17, UPON ANY TERMINATION OF THIS AGREEMENT, YOU SHALL PROMPTLY DELIVER TO THE COMPANY ANY FUNDS OR PROPERTY (INCLUDING, WITHOUT LIMITATION, LETTERS OF TRANSMITTAL AND ANY OTHER DOCUMENTS RELATING TO THE EXCHANGE OFFER) THEN HELD BY YOU AS EXCHANGE AGENT UNDER THIS AGREEMENT.

THIS AGREEMENT SHALL BE BINDING AND EFFECTIVE AS OF THE DATE HEREOF.

         Please acknowledge receipt of this Agreement and confirm the arrangements herein provided by signing and returning the enclosed copy.

                                           THE WILLIAM CARTER COMPANY


                                           By:______________________________
                                           Name:
                                           Title:



Accepted as of the date first above written:

STATE STREET BANK AND TRUST COMPANY
as Exchange Agent


By:  __________________________________
     Name:
     Title:

ATTACHMENT A

Prospectus



Attached.

ATTACHMENT B

Form of Tender Report



                                            Date:
                                                  ----------------------------

The William Carter Company
The Proscenium
1170 Peachtree Street NE, Suite 900
Atlanta, GA  30309


SENT BY (check one):
[ ] BY FAX:       ________________________
[ ] BY E-MAIL: ________________________


         Re:      Notice of Tenders

With respect to Section 16 of the Exchange Agent Agreement, dated as of _______________, we confirm the following information as of the date hereof:

     1.  Principal amount of Outstanding Notes tendered during the past week:
         $____________________. Principal amount of such Outstanding Notes tendered pursuant to a Notice of Guaranteed Delivery:
         $____________________.

     2. Principal amount of Outstanding Notes referred to in paragraph 1 above regarding which Exchange Agent questions validity of the tender:
         $____________________.

     3. Aggregate principal amount of Outstanding Notes tendered since the Commencement Date as to which Exchange Agent questions the validity of the tender: $___________________.

     4. Principal amount of Outstanding Notes remaining unpresented (based on $______________ total Outstanding Notes): $__________________

     5. Total aggregate principal amount of Outstanding Notes validly tendered since the Commencement Date: $---------------------

                                          State Street Bank and Trust Company,
                                          as Exchange Agent


                                           By:
                                              --------------------------------
                                              Name:
                                              Title: